Exhibit 4.4
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 4, 2021, among AMERICAN WAGERING, INC., AWI GAMING, INC., AWI MANUFACTURING, INC., BRANDYWINE BOOKMAKING LLC, BW SUB CO., COMPUTERIZED BOOKMAKING SYSTEMS, INC., WH NV III, LLC, WHUS TECHCO, INC., WILLIAM HILL DFSB, INC., WILLIAM HILL NEVADA I, WILLIAM HILL NEVADA II, WILLIAM HILL NEW JERSEY, INC. and WILLIAM HILL U.S. HOLDCO, INC. (each, a “New Guarantor”), CAESARS ENTERTAINMENT, INC., a Delaware corporation (the “Issuer”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S E T H :
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture, dated as of July 6, 2020, providing for the issuance of 6.250% Senior Secured Notes due 2025 (the “Notes”), initially in the aggregate principal amount of $3,400,000,000, as supplemented by that certain supplemental indenture, dated as of July 20, 2020, by and among the Issuer, the guarantors party thereto, the Trustee and the Collateral Agent, pursuant to which the Issuer assumed the Escrow Issuer’s obligations under the Notes and the Indenture, and the guarantors became party thereto (as further amended, supplemented or otherwise modified, the “Indenture”);
WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent, the Issuer and the Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.     Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture. From and after the date hereof, all references in the Indenture to the “Guarantors” and the “Subsidiary Guarantors” shall include the New Guarantors.
3.    Notices. All notices or other communications to each New Guarantor shall be given as provided in Section 14.02 of the Indenture.
4.    Execution and Delivery. Each New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.

5.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
7.    No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in any New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of any New Guarantor under the Notes or the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
8.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
9.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Supplemental Indenture and any document to be signed in connection with this Supplemental Indenture and the transactions contemplated hereby (including without limitation supplements, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that (x) notwithstanding anything contained herein to the contrary the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by it and (y) each party hereto shall use commercially reasonable efforts to promptly provide manually executed counterparts of its electronic signatures if reasonably requested by any other party hereto. Without limiting the generality of the foregoing, each New Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Trustee, the Collateral Agent, the Issuer and the Subsidiary Guarantors, electronic images of this Supplemental Indenture (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Supplemental Indenture based solely on the lack of paper original copies of this Supplemental Indenture, including with respect to any signature pages thereto. The Issuer and the Subsidiary Guarantors assume all risks arising out of the use of digital signatures and electronic methods to submit communications, including without limitation the risk of a Person acting on unauthorized instructions, and the risk of interception and misuse by third parties.
10.    Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
CAESARS ENTERTAINMENT, INC.,
as Issuer
By:
Name:    Edmund L. Quatmann, Jr.
Title:    Secretary

[Signature Page to Supplemental Indenture]

AZTAR INDIANA GAMING COMPANY, LLC
AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
CAESARS DUBAI, LLC
CAESARS GROWTH PARTNERS, LLC
CAESARS HOLDINGS, INC.
CAESARS HOSPITALITY, LLC
CAESARS INTERNATIONAL HOSPITALITY, LLC
CAESARS PARLAY HOLDING, LLC
CATFISH QUEEN PARTNERSHIP IN COMMENDAM
CCR NEWCO, LLC
CC-RENO LLC
CCSC/BLACKHAWK, INC.
CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.
CIE GROWTH, LLC
CIRCUS AND ELDORADO JOINT VENTURE, LLC
CRS ANNEX, LLC
EASTSIDE CONVENTION CENTER, LLC
ELDO FIT, LLC
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO RESORTS LLC
ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT–RIVERBOAT CASINO,
GB INVESTOR, L.L.C.
IC HOLDINGS COLORADO, INC.
IOC - BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC - BOONVILLE, INC.
IOC - LULA, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
as Subsidiary Guarantors
By:
Name:    Edmund L. Quatmann, Jr.
Title:    Secretary

[Signature Page to Supplemental Indenture]

LIGHTHOUSE POINT, LLC
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
NEW TROPICANA HOLDINGS, INC.
NEW TROPICANA OPCO, INC.
OLD PID, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
ROMULUS RISK AND INSURANCE COMPANY, INC.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TEI R7 INVESTMENT LLC
TROPICANA ATLANTIC CITY CORP.
TROPICANA ENTERTAINMENT INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
TROPWORLD GAMES LLC
VEGAS DEVELOPMENT LAND OWNER LLC,
as Subsidiary Guarantors
By:
Name:    Edmund L. Quatmann, Jr.
Title:    Secretary
CAESARS INTERACTIVE ENTERTAINMENT NEW JERSEY, LLC,
as a Subsidiary Guarantor
William Hill U.S. HoldCo, Inc., as its sole member
By:
Name:    Edmund L. Quatmann, Jr.
Title:    Secretary

[Signature Page to Supplemental Indenture]

AMERICAN WAGERING, INC.
AWI GAMING, INC.
AWI MANUFACTURING, INC.
BRANDYWINE BOOKMAKING LLC
BW SUB CO.
COMPUTERIZED BOOKMAKING SYSTEMS, INC.
WH NV III, LLC
WHUS TECHCO, INC.
WILLIAM HILL DFSB, INC.
WILLIAM HILL NEVADA I
WILLIAM HILL NEVADA II
WILLIAM HILL NEW JERSEY, INC.
WILLIAM HILL U.S. HOLDCO, INC.,
as New Guarantors
By:
Name:    Edmund L. Quatmann, Jr.
Title:    Secretary

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent
By:
Name:
Title:
[Signature Page to Supplemental Indenture]